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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported) MAY 17, 2000 (MAY 11, 2000)


                              INETVISIONZ.COM, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


       000-28845                                         33-0285179
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(Commission File Number)                     (IRS Employer Identification No.)


19951 MARINER AVENUE, TORRANCE, CA                                     90503
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code:  (310) 921-1999
                                                     --------------

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 4.  Changes in Registrant's Certifying Accountant
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     The Registrant has engaged Kabani & Company, Inc., certified public accountants, Fountain Valley, California ("Kabani") as its independent accountant for purposes of the review of the Company's quarterly statements for the quarter ending March 31, 2000. Kabani replaces Stonefield Josephson, Inc., Certified Public Accountants, as its principal accountant as of May 11, 2000 ("Stonefield") for this purpose. The principal accountant's report on the financial statements of the Registrant contained no adverse opinion or a disclaimer of opinion, or was qualified nor modified as to uncertainty, audit scope, or accounting principles. The engagement of Kabani was approved by the Board of Directors.

     During the Registrant's two most recent fiscal years and any subsequent interim period preceding such registration, declination, or dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There is nothing to report under Item 304 (a) (1) (v) (A) through
(D).

     A copy of this Form 8-K has been sent to Stonefield and a letter from Stonefield stating whether or not they agree with the disclosures contained in this Form 8-K has been requested from Stonefield and will be filed as an Amendment to this Form 8-K within 2 days of receipt by the Registrant, but no later than 10 days from the date of filing this Form 8-K.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:   May 17, 2000                      INETVISIONZ.COM, INC.


                                           /s/  Noreen Khan
                                           ----------------------------------
                                           By:  Noreen Khan
                                           Its:   President, C.E.O., Director